Exhibit 20

Volkswagen Auto Loan Enhanced Trust 2003-2
MONTHLY SERVICER CERTIFICATE
For the collection period ended December 2003						PAGE 1

A.	DATES			Begin	End	# days

1	Determination Date				1/15/2004

2	Payment Date				1/20/2004

3	Collection Period			11/30/2003	12/27/2003	28

4	Monthly Interest Period - Actual/360			12/22/2003	1/19/2004	29

5	Monthly Interest - 30/360					30

B.	SUMMARY

		Initial Balance	Beginning Balance	Principal Payment	Ending Balance	Note Factor

6	Class A-1 Notes	269,000,000.00	208,021,630.92	28,298,818.18	179,722,812.74	0.6681145
7	Class A-2 Notes	345,000,000.00	345,000,000.00	—	345,000,000.00	1.0000000
8	Class A-3 Notes	368,000,000.00	368,000,000.00	—	368,000,000.00	1.0000000
9	Class A-4 Notes	279,315,000.00	279,315,000.00	—	279,315,000.00	1.0000000
10	Class B Notes	29,033,164.85	29,033,164.85	—	29,033,164.85	1.0000000

11	Total Securities	$1,290,348,164.85	$1,229,369,795.77	$28,298,818.18	$1,201,070,977.59

12	Net Pool Balance	$1,354,290,044.71	$1,289,128,215.41		$1,258,786,766.15

				Per $1000	Principal & Interest	Per $1000
		Coupon Rate	Interest Pmt Due	Face Amount	Payment Due	Face Amount

13	Class A-1 Notes	1.1456%	191,976.63	0.9228686	28,490,794.81	136.9607319
14	Class A-2 Notes	1.5500%	445,625.00	1.2916667	445,625.00	1.2916667
15	Class A-3 Notes	2.2700%	696,133.33	1.8916667	696,133.33	1.8916667
16	Class A-4 Notes	2.9400%	684,321.75	2.4500000	684,321.75	2.4500000

	Total Securities		2,018,056.72		30,316,874.90

C.	COLLECTIONS AND AVAILABLE FUNDS

17	Scheduled Principal Payments Received					20,172,026.40
18	Scheduled Interest Payments Received					3,298,914.62
19	Prepayments of Principal Received					2,502,720.90
20	Liquidation Proceeds					7,178,307.05
21	Recoveries Received					100,872.45
22	Other Payments Received to Reduce Principal					—

23	Subtotal: Total Collections					33,252,841.42

24	Repurchased Receivables					—
25	Reserve Account Excess Amount (Item 85)					7,705.38

26	Total Available Funds, prior to Servicer Advances					33,260,546.80

27	Servicer Advance (Item 68)					—

28	Total Available Funds + Servicer Advance					33,260,546.80

29	Reserve Account Draw Amount (Item 71)					—

30	Total Available Funds + Servicer Advance and Reserve Account Draw Amount					33,260,546.80

D.	DISTRIBUTIONS

	Distribution Summary:
31	Prior Advance Reimbursement (Item 74)					—
32	Servicing Fees (Item 38)					1,024,474.83
33	Class A Noteholder Interest (Item 47)					2,018,056.72
34	Principal Distribution Amount (Item 72)					28,298,818.18
35	Amount Paid to Reserve Account to Reach Specified Balance					—
36	Other Amounts Paid to Trustee					—

37	Remaining Funds to Certificateholder					1,919,197.07

Volkswagen Auto Loan Enhanced Trust 2003-2 MONTHLY SERVICER CERTIFICATE For the collection period ended December 2003	PAGE 2

	Distribution Detail:	Due	Shortfall	Paid

38	Servicing Fees	1,024,474.83	—	1,024,474.83

	Pro rata:
39	Class A-1 Interest	191,976.63	—	191,976.63
40	Class A-2 Interest	445,625.00	—	445,625.00
41	Class A-3 Interest	696,133.33	—	696,133.33
42	Class A-4 Interest	684,321.75	—	684,321.75
43	Class A-1 Interest Carryover Shortfall	—	—	—
44	Class A-2 Interest Carryover Shortfall	—	—	—
45	Class A-3 Interest Carryover Shortfall	—	—	—
46	Class A-4 Interest Carryover Shortfall	—	—	—

47	Class A Noteholder Interest	2,018,056.72	—	2,018,056.72

E	CALCULATIONS

	Calculation of Principal Distribution Amount:
48	Beginning Note Balance - All Classes			1,229,369,795.77
49	Beginning Net Pool Balance		1,289,128,215.41
50	Receipts of Scheduled Principal		(20,172,026.40)
51	Receipts of Prepaid Principal		(2,502,720.90)
52	Liquidation Proceeds		(7,178,307.05)
53	Other Collections of Principal		—
54	Principal Amount of Repurchases		—
55	Principal Amount of Defaulted Receivables		(488,394.91)

56	Ending Net Pool Balance		1,258,786,766.15
57	Yield Supplement Overcollateralization Amount		57,715,788.56

58	Adjusted Pool Balance		1,201,070,977.59
59	Less: Adjusted Pool Balance - End of Collection Period			1,201,070,977.59

60	Calculated Principal Distribution Amount			28,298,818.18

	Calculation of Servicer Advance:
61	Available Funds, prior to Servicer Advances (Item 26)			33,260,546.80
62	Less: Prior Advance Reimbursement (Item 31)			—
63	Less: Servicing Fees Paid (Item 32)			1,024,474.83
64	Less: Interest Paid to Noteholders (Item 33)			2,018,056.72
65	Less: Calculated Principal Distribution (Item 60)			28,298,818.18

66	Equals: Remaining Available Funds before Servicer Advance			1,919,197.07
67	Monthly Loan Payments Due on Included Units but not received (N/A if Item 66 > 0)			N/A

68	Servicer Advance (If Item 66 < 0, lesser of Item 66 and Item 67, else 0)			—

	Calculation of Reserve Account Draw Amount:
69	Remaining Available Funds, before Reserve Account Draw (Item 66 plus Item 68)			1,919,197.07
70	Available Funds Shortfall Amount (If Item 69 < 0, Item 69, else 0)			—

71	Reserve Account Draw Amount (If Item 70 is > 0, Lesser of Reserve Acct Balance and Item 70)			—

72	Principal Distribution Amount (Item 60 - Available Funds Shortfall + Reserve Account Draw Amt)			28,298,818.18

	Reconciliation of Servicer Advance:
73	Beginning Balance of Servicer Advance			—
74	Less: Prior Advance Reimbursement			—
75	Plus: Additional Payment Advances for Current Period			—

76	Ending Balance of Payment Advance			—

Volkswagen Auto Loan Enhanced Trust 2003-2 MONTHLY SERVICER CERTIFICATE For the collection period ended December 2003	PAGE 3

F	RESERVE ACCOUNT

	Reserve Account Balances:
77	Specified Reserve Account Balance			9,677,611.24
78	Initial Reserve Account Balance			6,451,740.82
79	Beginning Reserve Account Balance			9,677,611.24
80	Plus: Net Investment Income for the Collection Period			7,705.38

81	Subtotal: Reserve Fund Available for Distribution			9,685,316.62
82	Plus: Deposit of Excess Available Funds (Item 35)			—
83	Less: Reserve Account Draw Amount (Item 71)			—

84	Subtotal Reserve Account Balance			9,685,316.62
85	Less: Reserve Account Excess Amount to Available Funds (If Item 84 > Item 77)			7,705.38

86	Equals: Ending Reserve Account Balance			9,677,611.24

87	Change in Reserve Account Balance from Immediately Preceding Payment Date			—

G	POOL STATISTICS

	Collateral Pool Balance Data:		Initial	Current

88	Net Pool Balance		1,354,290,045	1,258,786,766
89	Number of Current Contracts		68,917	67,560
90	Weighted Average Loan Rate		3.27%	3.26%
91	Average Remaining Term		56.1	53.2
92	Average Original Term		58.3	58.5
	Net Credit Loss and Repossession Activity:		Units	Outstanding Principal Balance

93	Aggregate Outstanding Principal Balance of Charged Off Receivables		25	488,395
94	Liquidation Proceeds on Related Vehicles			—
95	Recoveries Received on Previously Receivables Previously Charged Off			100,872

96	Net Principal Losses for Current Collection Period		25	387,522

97	Beginning Net Principal Losses		20	411,371
98	Net Principal Losses for Current Collection Period		25	387,522

99	Cumulative Net Principal Losses		45	798,893

	Delinquencies Aging Profile - End of Period:	Percentage	Units	Outstanding Principal Balance

100	Current	99.67%	67,336	1,254,692,056
101	31 - 60 Days Delinquent	0.30%	204	3,724,764
102	61 - 90 Days Delinquent	0.03%	20	369,946

103	Total	100.00%	67,560	1,258,786,766